Exhibit 32

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Fusion Telecommunications International, Inc. (the “Company”) for the quarterly period ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Matthew D. Rosen, as Chief Executive Officer of the Company, and Barbara Hughes, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to each officer’s knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
Company.

Dated: May 15, 2006	/s/ Matthew D. Rosen Matthew D. Rosen President and Chief Executive Officer

/s/ Barbara Hughes Barbara Hughes Chief Financial Officer